NEWS RELEASE

Tradeweb Announces $300 Million Share Repurchase Program

NEW YORK – December 5, 2022 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today announced that its Board of Directors has approved a share repurchase program. The company is authorized to repurchase up to $300 million in shares of its Class A common stock, either in the open market, through privately negotiated transactions, through accelerated share repurchases or through the use of trading plans, each in accordance with applicable securities laws and other restrictions. The manner, timing and amount of any purchase will be based on an evaluation of market conditions, stock price and other factors. The program has no termination date, may be suspended or discontinued at any time and does not obligate the company to acquire any amount of Class A common stock.

Sara Furber, Chief Financial Officer, Tradeweb, commented: “We believe this share repurchase program is a timely and appropriate use of capital resources, reflecting the Board’s and management’s confidence in our business, the company’s strong balance sheet, and the strong cash-generative nature of our business. The new program will permit us to continue to offset annual dilution from stock-based compensation plans, as well as opportunistically repurchase our stock. The program is an important part of our overall capital management strategy to return value to shareholders, which includes investments in the business, M&A opportunities, share repurchases, and our regular quarterly dividend.”

About Tradeweb Markets
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1.0 trillion in notional value traded per day over the past four quarters. For more information, please go to www.tradeweb.com.

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Media contact:
Daniel Noonan, Tradeweb
+1 646 767 4677
daniel.noonan@tradeweb.com

Investor contacts:
Ashley Serrao, Tradeweb
+1 646 430 6027
ashley.serrao@tradeweb.com

Sameer Murukutla, Tradeweb
+1 646 767 4864
sameer.murukutla@tradeweb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.
Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.